SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

     Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Sec. 240.14a-12

World Funds Trust
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transactions applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

B. Riley Diversified Equity Fund
a series of
World Funds Trust

8730 Stony Point Parkway, Suite 205
Richmond, Virginia 23235

June 5, 2014

Dear Shareholder:

Enclosed is a Notice, Proxy Statement and Proxy Card for a Special Meeting of Shareholders (the “Meeting”) of the B. Riley Diversified Equity Fund (the “Fund”), a series portfolio of World Funds Trust (the “Trust). The Meeting is scheduled for July 15, 2014 and will be held at 9:00 a.m., Eastern Time at the offices of the Trust’s Administrator, Commonwealth Shareholder Services, Inc., (8730 Stony Point Parkway, Suite 205, Richmond, Virginia 23235). If you are a shareholder of record of the Fund as of the close of business on June 3, 2014, you are entitled to vote at the Meeting and any adjournment thereof.

B. Riley Asset Management, LLC (“BRAM”) has served as investment adviser to the Fund since the Fund’s inception in February 2014. At the Meeting, shareholders will be asked to re-approve the investment advisory agreement between BRAM and the Trust on behalf of the Fund. The new investment advisory agreement (“New Agreement”) has the same advisory fee as, and does not otherwise differ from, the prior investment advisory agreement (“Prior Agreement”). You are being asked to approve the New Agreement because the Prior Agreement will terminate as a result of the transaction described below.

On May 19, 2014, B. Riley & Co., Inc., an affiliate of BRAM, B. Riley & Co. Holdings, LLC, the parent company of BRAM, and Riley Investment Management, LLC entered into an acquisition agreement with Great American Group, Inc. (“GA”) whereby it will acquire the B. Riley entities. (the “Transaction”). The Transaction, when it becomes effective on _____, 2014, likely will result in a change in control and thus an assignment and termination of the Prior Agreement. Section 15(a)(4) of the Investment Company Act of 1940, as amended (the “1940 Act”) requires the automatic termination of an advisory contract when it is assigned. Shareholders of the Fund are being asked to vote to approve the New Agreement so that the management of the Fund may continue without interruption.

At a meeting held on May 16, 2014, the Board of Trustees of the Trust approved the New Agreement with BRAM, subject to shareholder approval, which will become effective at the close of the Transaction on or about [August 1, 2014]. At its meeting, the Trustees also approved a new expense limitation agreement pursuant to which BRAM would continue the fee waiver/expense reimbursement arrangements for the Fund for the same time period as the currently effective expense limitation agreement.

I am writing on behalf of the Board of Trustees to ask for your prompt vote for the approval of the New Agreement. The proposal has been carefully reviewed by the Board of Trustees of the Trust. The Board of Trustees unanimously recommends that you vote FOR the proposal.

It is very important to receive your vote before July 15, 2014. Voting is quick and easy. Everything you need to vote is enclosed. Please mark, sign and date the enclosed proxy card and promptly return it in the enclosed, postage-paid envelope so that the maximum number of shares may be voted. Alternatively, you may call the toll free number on your proxy card to vote by

telephone or vote over the Internet at www.            . You should use the enclosed instructions to vote by telephone or over the Internet.

I appreciate your participation and prompt attention to this matter.

Sincerely,

John Pasco, III
Trustee, Chairman of the Board and President

B. Riley Diversified Equity Fund
a series of
World Funds Trust

8730 Stony Point Parkway, Suite 205
Richmond, Virginia 23235

Important Notice Regarding Availability of Proxy Materials for the
Shareholder Meeting to be held on July 15, 2014
This Proxy Statement is Available online at the Following Website:
http://www.theworldfundstrust.com

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Shareholders of the B. Riley Diversified Equity Fund (the “Fund”):

Notice is hereby given that a special meeting of the shareholders of the Fund (the “Special Meeting”) will be held on July 15, 2014 at the offices of the Trust’s Administrator, Commonwealth Shareholder Services, Inc. (8730 Stony Point Parkway, Suite 205, Richmond, Virginia 23235), at 9:00 a.m., Eastern Time, for the following purposes, which are more fully described in the accompanying Proxy Statement:

1.	To approve an investment advisory agreement with respect to the Fund between B. Riley Asset Management, LLC and the Trust; and

2.	To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.

The Board of Trustees recommends you vote FOR the Proposal identified in this Proxy Statement. The Board of Trustees of the Trust has fixed the close of business on June 3, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof. Copies of these proxy materials, including this notice of the Special Meeting, the Proxy Statement, and the proxy card, also are available to you at www.theworldfundstrust.com Information on how to obtain directions to attend the Special Meeting and vote in person can be obtained by calling 1-800-673-0550.

We urge you to mark, sign, date and mail the enclosed proxy in the postage-paid envelope provided as soon as possible so that you will be represented at the Special Meeting. If you desire to vote in person at the Special Meeting, you may revoke your proxy at any time before it is exercised.

By order of the Board of Trustees of the Trust,

John H. Lively
Secretary
June 5, 2014

PROXY STATEMENT

B. Riley Diversified Equity Fund
a series of
World Funds Trust

8730 Stony Point Parkway, Suite 205
Richmond, Virginia 23235

INTRODUCTION

The enclosed proxy is solicited by the Board of Trustees (the “Board”) of World Funds Trust (the “Trust”) for use at the Special Meeting of Shareholders (the “Special Meeting”) to be held on July 15, 2014 at 9:00 a.m., Eastern Time, and any postponement or adjournment thereof, for action upon the matters set forth in the accompanying Notice of the Special Meeting of Shareholders (the “Notice”). Shareholders of record at the close of business on June 3, 2014 are entitled to be present and to vote at the Special Meeting or any postponed or adjourned session thereof. The Notice, this Proxy Statement and the enclosed proxy card are first being mailed to shareholders on approximately June 5, 2014.

The Trustees recommend that you vote:

1.	For the approval of an investment advisory agreement with respect to the Fund between B. Riley Asset Management, LLC and the Trust; and

2.	In the discretion of the persons named as proxies in connection with any other matters that may properly come before the Special Meeting or any postponement or adjournment thereof.

Shareholders of the Fund will vote on the Proposal. Each whole share is entitled to one vote as to any matter on which it is entitled to vote and each fractional share is entitled to a proportionate fractional vote. Shares represented by your duly executed proxy will be voted in accordance with your instructions. If no instructions are made on a submitted proxy, the proxy will be voted FOR Proposal 1.

PROPOSAL 1

APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

The Change in Control of the Adviser / The Transaction

On May 19, 2014, B. Riley & Co., Inc., an affiliate of BRAM, B. Riley & Co. Holdings, LLC, the parent company of BRAM, and Riley Investment Management, LLC entered into an acquisition agreement with Great American Group, Inc. (“GA”) whereby it will acquire, through a series of transactions, the B. Riley entities. (the “Transaction”). Following the transaction BRAM will be owned by B. Riley Capital Markets, LLC, a wholly owned subsidiary of GA that will own all of the affiliated B. Riley entities. GA is a publicly traded financial services firm (OTCBB: GAMR) that provides asset disposition, valuation, appraisal as well as capital advisory and real estate consulting services in the United States, Canada, and the United Kingdom.

The closing of the Transaction, [expected to occur in August, 2014], will likely cause a change in control of BRAM under the Investment Company Act of 1940, as amended (the "1940 Act"), resulting in an assignment of the agreement between BRAM, the investment adviser to the Fund, and the Trust (the "Prior Agreement"). Section 15(a)(4) of the 1940 Act effectively requires the automatic termination of an advisory contract when it is assigned. As a result, the Prior Agreement may be terminated. Accordingly, shareholders of the Fund are being asked to approve a new management agreement between BRAM and the Trust (the "New Agreement") so that BRAM’s management of the Fund may continue without any interruption. If approved by shareholders of the Fund, the New Agreement will become effective on [August 1, 2014] (the “Effective Date”). If the New Agreement is approved by shareholders, BRAM has agreed to enter into a new expense limitation agreement that will be identical to the agreement that was previously in place and will be in place until April 30, 2015.

The Transaction will not result in any changes to the organization or structure of the Fund. The Transaction also will not result in any changes to the portfolio manager of the Fund and none of the Fund’s other service providers will change in connection with the Transaction. The Fund will continue to be managed by Mr. Charles P. Hastings who has managed the Fund since its inception.

The Prior Agreement

The Prior Agreement for the Fund was initially approved by the Board for a term of two years on January 20, 2014. The Prior Agreement was approved on February 10, 2014 by the Fund’s initial shareholder in conjunction with the Fund’s organization and before the Fund commenced investment operations. From February 10, 2014 (the inception date of the Fund) through April 30, 2014, BRAM earned $19,000 in investment advisory fees from the Fund. All of these fees earned have been waived under the existing expense limitation agreement with the Fund.

The Terms of the Prior Agreement and the New Agreement

At its May 16, 2014 meeting, the Board, including a majority of the Independent Trustees, reviewed and approved the New Agreement between BRAM and the Trust, subject to shareholder approval. It is anticipated that if approved by shareholders, the New Agreement will become effective at the closing of the Transaction on or about [August 1, 2014] (the “Effective Date”). The New Agreement is identical to the Prior Agreement, except with respect to the date. Set forth below is a summary of all material terms of the New Agreement. The form of the New Agreement is included as Appendix A. The summary of all material terms of the New Agreement below is qualified in its entirety by reference to the form of New Agreement included as Appendix A.

The advisory fee rate under the Prior Agreement and the New Agreement is the same. The annualized advisory fee rate paid to BRAM by the Fund will remain at 1.25% of the Fund’s average daily net assets. The New Agreement would require BRAM to provide the same services as it provided under the Prior Agreement. BRAM shall, subject to the supervision of the Board, manage the investments and reinvestments of assets of the Fund and continuously review, supervise, and administer the investment program of the Fund, to determine in its discretion the securities to be purchased and sold.

The New Agreement has the same duration and termination provisions as the Prior Agreement. The New Agreement will have an initial term of two years from its effective date and will continue from year to year so long as its renewal is specifically approved by (a) a majority of the Trustees who are not parties to the New Agreement and who are not "interested persons" (as defined in the 1940 Act) of any party to the New Agreement, cast in person at a meeting called for the purpose of voting on such approval and a majority vote of the Trustees or (b) by vote of a majority of the voting securities of the Fund. It may be terminated by the Trust, without the payment of any penalty, by a vote of the Board or with respect to the Fund, upon the affirmative vote of a majority of the outstanding voting securities of the Fund. It may also be terminated at any time upon 60 days’ notice without the payment of any penalty by the Board, by a vote of a majority of the outstanding voting securities of the Fund or by BRAM. The New Agreement will terminate automatically in the event of its assignment.

The New Agreement subjects BRAM to the same standard of care and liability to which it was subject under the Prior Agreement.

If shareholders approve the New Agreement, BRAM will enter into a new expense limitation arrangement whereby it will contractually agree to waive or limit its fees and to assume certain other expenses of the Fund until [April 30, 2015], so that total annual operating expenses of the Fund does not exceed 1.25%. This contractual arrangement may only be terminated by mutual consent of BRAM and the Board of Trustees, and it will automatically terminate upon the termination of the investment advisory agreement between the Fund and BRAM. The operating expense limitation agreement does not apply to interest, distribution fees pursuant to Rule 12b-1 Plans, taxes, acquired fund fees and expenses, brokerage commission, extraordinary expenses and dividend expense on short sales. Additionally, BRAM may recoup any waived amount from the Fund pursuant to the agreement if such reimbursement does not cause the Fund to exceed existing expense limitations and the expense reimbursement is made within three years after the year in which BRAM incurred the expense.

To the extent the Proposal is approved, shareholders of the Fund are also approving the ability of BRAM to recoup amounts waived or expenses reimburse for the Fund under the prior expense limitation agreement.

If the Fund’s shareholders approve the New Agreement, it is expected that the New Agreement would become effective on [August 1, 2014].

Information Concerning BRAM

BRAM was organized in 2011 as a Delaware limited liability company and is located at 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. As of March 31, 2014, BRAM had assets under management of approximately $21,500,000. BRAM is wholly-owned by B. Riley & Co. Holdings, LLC, a Delaware limited liability company formed in May 2007, which is 100% owned by Bryant R. Riley.

BRAM is affiliated with B. Riley & Co., LLC. B. Riley & Co., LLC is a registered broker/dealer and is utilized by BRAM to make purchase and sales of securities for the Fund’s portfolio. BRAM has in place certain policies and procedures designed to prevent conflicts of interest. As noted above, following the Transaction, BRAM will be owned by B. Riley Capital Markets, LLC.

For the period February 10, 2014 (the Fund’s inception) through April 30, 2014, the Fund paid $13,054.18 in commissions to B. Riley & Co., LLC, its affiliated broker/dealer in regard to purchases and sales of securities for the Fund’s portfolio. This amount represents 100% of the Fund’s aggregate brokerage commissions.

The names, addresses, and principal occupation of the principal executive officers of BRAM are:

Name and Address	Principal Occupation
Michael R. McCoy 11100 Santa Monica Blvd, Suite 800 Los Angeles, California 90025	Chief Financial Officer
Allison V. Petchenick 11100 Santa Monica Blvd, Suite 800 Los Angeles, California 90025	Chief Compliance Officer
Bryant R. Riley 11100 Santa Monica Blvd, Suite 800 Los Angeles, California 90025	Managing Member
Thomas J. Kelleher 11100 Santa Monica Blvd, Suite 800 Los Angeles, California 90025	Member
B. Riley & Co. Holdings, LLC 11100 Santa Monica Blvd, Suite 800 Los Angeles, California 90025	Managing Member

Board Considerations in Approving the New Agreement

At an in-person meeting held on May 16, 2014 the Board considered the approval of the New Agreement between the Trust and BRAM on behalf of the Fund. BRAM provided written information to the Board to assist the Board in its considerations.

The Board reflected on its discussions regarding the Prior Agreement and the manner in which the Fund was to be managed at each of its November 26, 2013 and January 20, 2014 meetings as well as discussions with representatives of BRAM at its November 26, 2013 meeting.

The Board considered a letter from Counsel to BRAM and BRAM’s responses to that letter, a copy of BRAM’s financial information, a fee comparison analysis for the Fund and comparable mutual funds and the New Agreement. Counsel reviewed with the Board a memorandum from Counsel and the proposed New Agreement. Counsel outlined various factors the Board should consider in deciding whether to approve the New Agreement. The Trustees considered numerous factors, including:

[(1) The nature, extent, and quality of the services to be provided by BRAM.

In this regard, the Board considered the responsibilities BRAM would have under the New

Agreement. The Board reviewed the services to be provided by BRAM to the Fund including, without limitation: BRAM’s procedures for formulating investment recommendations and assuring compliance with the Fund’s investment objectives and limitations; its coordination of services for the Fund among the Fund’s service providers, and the anticipated efforts to promote the Fund, grow its assets, and assist in the distribution of Fund shares. The Board considered: BRAM’s staffing, personnel, and methods of operating; the education and experience of BRAM’s personnel; and BRAM’s compliance program, policies, and procedures. The Trustees considered representations from BRAM that following the Transaction, the services to be provided by BRAM to the Fund would not change. After reviewing the foregoing and further information from BRAM, the Board concluded that the quality, extent, and nature of the services to be provided by BRAM were satisfactory and adequate for the Fund.

(2)          Investment Performance of the Fund and BRAM.

The Board noted that the Fund only recently commenced operations and that only investment performance from February 10, 2014 to April 30, 2014 was available. For this period, the Fund slightly underperformed its benchmark. The Trustees noted that performance at the start-up phase of the Fund may not be the best representation of how the Fund will ultimately perform. The Trustees considered that BRAM is a newly formed entity and had not previously managed a mutual fund. The Trustees, however, considered the performance information of the B. Riley Diversified Equity Composite derived from BRAM’s affiliated research group’s “Buy” rated securities list for periods since January 1, 2006 as well as the performance of funds managed by other investment advisers in the peer group which the Fund would likely be categorized.

(3)          The costs of the services to be provided and the profits to be realized by BRAM from the relationship with the Fund.

In considering the costs of the services to be provided and profits to be realized by BRAM and its affiliates from the relationship with the Fund, the Trustees considered BRAM’s staffing, personnel, and methods of operating; the financial condition of BRAM and the level of commitment to the Fund by BRAM and its principals, including a letter of support from BRAM’s affiliate; the expected asset levels of the Fund; and the projected overall expenses of the Fund. The Trustees considered financial information of BRAM. The Trustees considered the fees and expenses of the Fund and those of funds expected to be in the same category as the Fund. It was noted that the management fee for the Fund was on the high end but that the value of the research to be provided by BRAM’s affiliate and the advisory services provided by BRAM may provide good value to the Fund’s shareholders. Following this analysis and upon further consideration and discussion of the foregoing, the Board concluded that the fees to be paid to BRAM by the Fund were fair and reasonable.

(4)           The extent to which economies of scale would be realized as the Fund grows and whether the advisory fee levels reflect these economies of scale for the benefit of the Fund’s investors.

In this regard, the Board considered the Fund’s fee arrangements with BRAM. The Trustees noted that the management fee would stay the same as asset levels increased. It was noted that BRAM had entered into and, following the Transaction, agreed to continue an expense limitation agreement with the Fund that would limit total annual operating expense of the Fund, with certain exceptions, to 1.25% through April 30, 2015. The Trustees also noted that the Fund would benefit from economies of scale under its agreements with some of its service providers other than BRAM. Following further discussion of the Fund’s asset levels, expectations for growth, and levels of fees, the Board determined that the Fund’s fee arrangements, in light of all the facts and circumstances, were fair and reasonable.

(5)           Possible conflicts of interest and benefits derived by BRAM.

In considering BRAM’s practices regarding conflicts of interest, the Trustees evaluated the potential for conflicts of interest and considered such matters as the experience and ability of the advisory and compliance personnel assigned to the Fund; the basis for soft dollar payments with broker/dealers; the basis of decisions to buy or sell securities for the Fund and/or BRAM’s other accounts; and the substance and administration of BRAM’s code of ethics. The Trustees noted that BRAM has an affiliated broker/dealer and its intent is to execute trades through the broker/dealer and procedures in place regarding use of such broker/dealer. The Trustees also noted that BRAM may generate soft dollars through trading with its affiliated broker/dealer. The Trustees also considered the procedures in place with BRAM regarding conflicts among its affiliates, including its affiliated broker/dealer. Based on the foregoing, the Board determined that BRAM’s standards and practices relating to the identification and mitigation of possible conflicts of interest were satisfactory.

The Board then reflected on information reviewed at its prior meetings held on November 26, 2013 and January 20, 2014 and its discussions with representatives from BRAM at the November 26, 2013 meeting and this meeting, as well as information presented at this meeting. Next, the Independent Trustees met in executive session to discuss the approval of the New Agreement. The officers of the Trust were excused during this discussion. Based on its evaluation of the information and the conclusions with respect thereto at each of the November 26, 2013, January 20, 2014 meetings, as well as information received at the meeting, the Board unanimously concluded that: (a) the terms of the New Agreement were fair and reasonable; (b) the approval of the New Agreement would be in the best interests of the shareholders and the Fund; and (c) it would recommend the approval of the New Agreement to shareholders. In the course of their deliberations, the Board did not identify any particular information or factor that was all-important or controlling.

After additional consideration of the factors delineated in the memorandum provided by Counsel and further discussion among the Board, the Board approved the New Agreement between BRAM and the Trust with respect to the Fund.

Section 15(f) of the 1940 Act

The Transaction involves the sale of the parent company of BRAM, among other B. Riley entities, and as such, will likely cause a change in control of BRAM under the Investment Company Act of 1940, as amended. BRAM intends for the Transaction to come within the safe harbor provided by Section 15(f) of the 1940 Act. Section 15(f) of the 1940 Act permits an investment adviser of a registered investment company (or any affiliated persons of the investment adviser) to receive any amount or benefit in connection with a sale of an interest in the investment adviser, provided that two conditions are satisfied.

First, an "unfair burden" may not be imposed on the investment company as a result of the sale of the interest, or any express or implied terms, conditions or understandings applicable to the sale of the interest. The term "unfair burden," as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any "interested person" of the adviser (as defined in the 1940 Act), receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than ordinary fees for bona fide principal underwriting services). The Board has not been advised by BRAM of any circumstances arising from the Transaction that might result in the imposition of an "unfair burden" on the Fund. Moreover, BRAM has agreed that, for two years after the consummation of the Transaction, it will use reasonable best efforts to refrain from imposing, or agreeing to impose, any unfair burden on the Fund.

      Second, during the three-year period after the Transaction, at least 75% of the members of the investment company’s board of trustees cannot be "interested persons" (as defined in the 1940 Act) of the investment adviser or its predecessor.

The Board currently is comprised of 75% Independent Trustees. The Trust will use its reasonable best efforts to ensure that at all times at least 75% of the Trustees are not "interested persons" (as defined in the 1940 Act) for the three-year period after the completion of the Transaction.

Required Vote

Approval of the Proposal requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund. Under the 1940 Act, the vote of a "majority of the outstanding voting securities" of the Fund means the affirmative vote of the lesser of: (a) 67% or more of the voting securities present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) more than 50% of the outstanding voting securities. All shareholders of the Fund will vote together on the Proposal.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF
THE FUND VOTE “FOR” THE APPROVAL OF PROPOSAL 1.

FURTHER INFORMATION ABOUT VOTING AND THE SPECIAL MEETING

Quorum and Required Vote. One-third (1/3) of the outstanding shares of the Fund entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting.

Approval of Proposal 1 requires the affirmative vote of the holders of a “majority of the outstanding voting shares,” as that term is defined in the 1940 Act. As defined in the 1940 Act, a vote of the holders of a majority of the outstanding shares of a Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

“Broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) and abstentions will be counted for purposes of determining the presence of a quorum but will not have any effect on the outcome of the election.

Other Business. The Trustees know of no other business to be brought before the Special Meeting. However, if any other matters properly come before the Special Meeting, they intend that proxies that do not contain specific restrictions to the contrary be voted on such matters in accordance with the judgment of the persons named in the proxy card. The Trust does not have annual meetings and, as such, does not have a policy relating to the attendance by the Trustees at shareholder meetings.

Revocation of Proxies. If you appoint a proxy by signing and returning your proxy card, you can revoke that appointment at any time before it is exercised. You can revoke your proxy by sending in another proxy with a later date, by notifying the Trust’s Assistant Secretary in writing, that you have revoked your proxy prior to the Special Meeting, at the following address: Ms. Lauren Jones, 8730 Stony Point Parkway, Suite 205, Richmond, VA 23235, or by attending the Special Meeting and voting in person.

Shareholder Proposals. Any shareholder proposals to be included in the proxy statement for the Trust’s next meeting of shareholders must be received by the Trust within a reasonable period of time before the Trust begins to print and send its proxy materials.

Adjournment. In the event that a quorum is not present at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Special Meeting in person or by proxy and entitled to vote at the Special Meeting. Signed proxies that have been returned to the Trust without any indication of how the shareholder wished to vote will be voted in favor of the proposal to adjourn the Special Meeting.

Annual and Semi-Annual Reports. The most recent annual and semi-annual reports to shareholders of the Fund (when available) will be provided to shareholders at no cost. To request a report, please call us toll-free at 1.800.673.0550 or write to us at 8730 Stony Point Parkway, Suite 205, Richmond, VA 23235.

Proxy Solicitation Costs. The costs of solicitation of proxies and expenses incurred in connection with the preparation of proxy materials are being borne by [BRAM]. In addition to soliciting proxies by mail, the Trustees and employees of the Trust may solicit proxies in person or by telephone. The Trust has engaged the __________ to provide shareholder meeting services, including the distribution of this Proxy Statement and related materials to shareholders, as well as vote [solicitation and] tabulation. The costs of these services are expected be approximately $_______. By voting immediately, you can help ________ avoid the additional expense and burden of a second proxy solicitation.

Only one copy of this Proxy Statement may be mailed to a shareholder holding shares in multiple accounts with the Fund. Unless the Trust has received contrary instructions, only one copy of this Proxy Statement will be mailed to a given address where two or more shareholders share that address. Additional copies of the Proxy Statement will be delivered promptly upon request. Requests may be sent to Commonwealth Fund Services, Inc., 8730 Stony Point Parkway, Suite 205, Richmond, Virginia 23235 or made by telephone by calling 1-800-673-0550.

Outstanding Shares. The shares outstanding of the Fund as of April 30, 2014 are: 990,329.

Beneficial Ownership. Appendix B sets forth the names, addresses and percentage ownership of those shareholders known by the Trust to own beneficially 5% or more of the outstanding shares of the Fund.

INVESTMENT ADVISER AND FUND INFORMATION

Investment Adviser. B. Riley Asset Management, LLC, 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025 is the investment adviser to the B. Riley Diversified Equity Fund.

Administrator. Commonwealth Shareholder Services, Inc., 8730 Stony Point Parkway, Suite 205, Richmond, Virginia 23235, serves as the Trust’s administrator.

Transfer Agent. Commonwealth Fund Services, Inc., 8730 Stony Point Parkway, Suite 205, Richmond, Virginia 23235, serves as the Trust’s transfer agent.

Distributor. First Dominion Capital Corp., 8730 Stony Point Parkway, Suite 205, Richmond, Virgnia 23235 serves as the distributor for shares of the Funds.

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY TO ENSURE THAT A QUORUM IS PRESENT AT THE MEETING. A SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

APPENDIX A

INVESTMENT ADVISORY AGREEMENT

Investment Advisory Agreement (the “Agreement”) dated this ___ day of _____, 2014 by and between the World Funds Trust, a Delaware statutory trust (herein called the “Trust”), and B. Riley Asset Management, LLC, a California limited liability company (the “Adviser”) and a registered investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), consisting of one or more series of shares, each having its own investment policies and each with one or more separate classes of shares; and

WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory and management services to B. Riley Diversified Equity Fund, a series of the Trust, subject to the control of the Trust’s Board of Trustees (the “Board” or the “Trustees”), and the Adviser is willing to so furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be bound, it is agreed between the parties hereto as follows:

1.           Appointment. The Trust hereby appoints the Adviser to act as the Adviser to the series of the Trust listed in Schedule A (each a “Fund”) for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2.           Duties of the Adviser. The Trust employs the Adviser to manage the investments and reinvestment of the assets of each Fund, and to continuously review, supervise, and administer the investment program of each Fund, to determine in its discretion the securities to be purchased or sold, to provide the Trust and Commonwealth Shareholder Services, Inc. (the “Administrator”) with records concerning the Adviser’s activities which the Trust is required to maintain, and to render regular reports to the Trust’s officers and Board and to the Administrator, concerning the Adviser’s discharge of the foregoing responsibilities.

The Adviser shall discharge the foregoing responsibilities subject to the control of the Board and in compliance with such policies as the Board may from time to time establish, and in compliance with the objectives, policies, and limitations for each Fund as set forth in its prospectus and statement of additional information, as amended from time to time, and applicable laws and regulations.

The Trust will instruct each of its agents and contractors to cooperate in the conduct of the business of each Fund.

The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings, and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

4.           Fund Transactions. The Adviser is authorized to select the brokers and dealers that will execute the purchases and sales of Fund securities for each Fund and is directed to use its best efforts to obtain the best price and execution for each Fund’s transactions in accordance with the policies of the Trust as set forth from time to time in each Fund’s prospectus and statement of additional information. The Adviser will promptly communicate to the Trust and to the Administrator such information relating to Fund transactions as they may reasonably request.

It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of the Trust to an unaffiliated broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as described from time to time by each Fund’s prospectus and statement of additional information. Subject to the foregoing, the Adviser may direct any transaction of each Fund to a broker which is affiliated with the Adviser in accordance with, and subject to, the policies and procedures approved by the Board pursuant to Rule 17e-1 under the 1940 Act. Such brokerage services are not deemed to be provided under this Agreement.

5.           Compensation of the Adviser. For the services to be rendered by the Adviser under this Agreement, each Fund shall pay to the Adviser, and the Adviser will accept as full compensation, a fee accrued daily at the annual rates, listed in Schedule A, on the average net assets of each Fund and paid monthly.

All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

6.           Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with the management of each Fund. Notwithstanding the foregoing, each Fund shall pay the expenses and costs of each Fund for the following:

a.	Taxes;
b.	Brokerage fees and commissions with regard to Fund transactions;
c.	Interest charges, fees and expenses of the custodian of the securities;
d.	Fees and expenses of the Trust’s transfer agent and the Administrator;
e.	Its proportionate share of auditing and legal expenses;
f.	Its proportionate share of the cost of maintenance of corporate existence;
g.	Its proportionate share of compensation of the Trustees who are not interested persons of the Adviser as that term is defined by the 1940 Act;
h.	Its proportionate share of the costs of corporate meetings;
i.	Federal and State registration fees and expenses incident to the sale of shares of each Fund;
j.	Costs of printing and mailing prospectuses for each Fund’s shares, Fund reports and notices to existing shareholders;
k.	The advisory fee payable to the Adviser, as provided in paragraph 5 herein;
l.	Costs of recordkeeping (other than investment records required to be maintained by the Adviser) and daily pricing;
m.	Distribution expenses in accordance with any Distribution Plan as and if approved by the shareholders of each Fund; and
n.
Expenses and taxes incident to the failure of each Fund to qualify as a regulated investment company under the provisions of the Internal Revenue Code of 1986, as amended, unless such expenses and/or taxes arise from the negligence of another party.

7.           Reports. The Trust and the Adviser agree to furnish to each other, if applicable, current information required for the preparation by such parties of prospectuses, statements of additional information, proxy statements, reports to shareholders, certified copies of their financial statements, and to furnish to each other such other information and documents with regard to their affairs as each may reasonably request.

8.           Status of the Adviser. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby.

Pursuant to comparable agreements, the Trust may also retain the services of the Adviser to serve as the investment adviser to other series of the Trust.

9.           Books and Records. In compliance with the requirements of the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust, and further agrees to surrender promptly to the Trust any of such records upon the Trust’s request. The Adviser further agrees to preserve for the periods prescribed by the 1940 Act, and the rules or orders thereunder, the records required to be maintained by the 1940 Act.

10.          Limitation of Liability of Adviser. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. (As used in this Paragraph 10, the term “Adviser” shall include Trustees, officers, employees and other agents of the Adviser as well as the entity itself).

11.          Permissible Interests. Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as Trustees, officers, or shareholders, or otherwise; Trustees, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a shareholder or otherwise. In addition, brokerage transactions for the Trust may be effected through affiliates of the Adviser if approved by the Trust’s Board, subject to the rules and regulations of the U.S. Securities and Exchange Commission, and the policies and procedures adopted by the Trust.

12.          Duration and Termination. This Agreement shall become effective on the date first above written subject to its approval by the shareholders of each Fund and unless sooner terminated as provided herein, shall continue in effect for two (2) years from that date. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually (a) by the vote of a majority of those members of the Trust’s Board who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of either the Board or of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of each Fund. Notwithstanding the foregoing, this Agreement may be terminated by each Fund or by the Trust at any time on sixty (60) days’ written notice, without the payment of any penalty, provided that termination must be authorized either by vote of the Board or by vote of a majority of the outstanding voting securities of each Fund or by the Adviser on sixty (60) days’ written notice. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

13.          Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of each Fund’s outstanding voting securities (as defined in the 1940 Act).

14.          Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the address stated below, or at such other address as either party may advise in writing:

(a)	To the Trust at:	8730 Stony Point Parkway
Suite 205
Richmond, Virginia 23235

(b)	To the Adviser at:	11100 Santa Monica Blvd, Suite 800
Los Angeles, California 90025

15.          Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

16.          Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the Commonwealth of Virginia, and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Virginia, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

17.          Entire Agreement. This Agreement consists of the entire agreement of the parties with respect to the subject matter hereof and supercedes all prior writings and understandings related thereto.

18.          Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed, shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

B. RILEY ASSET MANAGEMENT, LLC

BY: ______________________

Member

WORLD FUNDS TRUST

BY: ___________________

SCHEDULE A TO

ADVISORY AGREEMENT

BY AND BETWEEN

B. RILEY ASSET MANAGEMENT
AND WORLD FUNDS TRUST

For the services to be rendered by the Advisor under this Agreement, each Fund shall pay to the Advisor, and the Advisor will accept as full compensation, a fee accrued daily at the annual rates, listed in the table below, on the average net assets of each Fund and paid monthly:

Fund	Annual Rate
B. Riley Diversified Equity Fund	1.25%

APPENDIX B – BENEFICIAL OWNERSHIP

The table below sets forth the names, addresses and percentage ownership of those shareholders known by the Trust to own beneficially 5% or more of the outstanding shares of a class of a Fund of the Trust as of June 3, 2014. As of June 3, 2014, the Trustees and Officers of the Trust did not own shares of the Fund.

NAME & ADDRESS
FUND NAME	(AMOUNT AND PERCENT OWNERSHIP)

B. Riley Diversified
Equity Fund

PROXY CARD
World Funds Trust

B. Riley Diversified Equity Fund

Proxy for a meeting of shareholders to be held on July 15, 2014

The undersigned hereby appoints ______ and _______ as Proxies of the undersigned, with full power of substitution, and hereby authorizes him/her to vote on behalf of the undersigned all shares of the Fund listed on the previous page that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at 9:00 a.m., Eastern Time at the offices of the Trust’s Administrator, Commonwealth Shareholder Services, Inc., (8730 Stony Point Parkway, Suite 205, Richmond, Virginia 23235) and at any postponements or adjournments thereof, as fully as the undersigned would be entitled to vote if personally present. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposals. In his discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting.

Please record your voting instructions on this card, sign it below, and return it promptly in the envelope provided. Your vote is important.

Dated

Signature(s) (Title(s), if applicable):	(Sign in the Box)
Please sign your name exactly as it appears on this card. If you are a joint owner, any one of you may sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office. If you are a partner, sign in the partnership name.

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

DEAR SHAREHOLDER:

Your vote is important. Please help us to eliminate the expense of follow-up mailings by signing and returning this proxy card. A postage-paid envelope is enclosed for your convenience. Please refer to the back of the proxy card for additional information regarding the proposal.

Please fill in a box as shown using black or blue ink or number 2 pencil.
PLEASE DO NOT USE FINE POINT PENS.

1.	To approve the investment advisory agreement with respect to the B. Riley Diversified Equity Fund between B. Riley Asset Management, LLC and World Funds Trust.

FOR	AGAINST	ABSTAIN

2.	To transact such other business as may properly come before the Special Meeting and any postponement or adjournment.